UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut	06877
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2013, Northern Tier Energy LP (the “Partnership”), Northern Tier Energy GP LLC (the “General Partner”), Northern Tier Energy LLC (“NTE LLC”), Northern Tier Energy Holdings LLC (“NTE Holdings LLC” and, together with the Partnership, the General Partner and NTE LLC, the “NTE Parties”), and Northern Tier Holdings LLC (the “Selling Unitholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) to the Underwriters, of 11,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) by the Selling Unitholder at a price to the public of $22.85 per Common Unit ($22.03 per Common Unit, net of underwriting discounts). The Partnership will not receive any proceeds from the sale of the Common Units in the Offering. Pursuant to the Underwriting Agreement, the Selling Unitholder also granted the Underwriters a 30-day option to purchase up to an additional 1,725,000 Common Units. The Offering is expected to close on August 19, 2013.

The material terms of the Offering are described in the prospectus, dated August 14, 2013 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on August 14, 2013 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-190596), initially filed by the Partnership on August 13, 2013.

In connection with the Offering, Vinson & Elkins L.L.P. issued an opinion as to the legality of the Common Units to be sold in the Offering, which opinion is filed as Exhibit 5.1 to this Current Report, and an opinion as to certain tax matters with respect to the Offering, which opinion is filed as Exhibit 8.1 to this Current Report.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for the Partnership for which they have received, and expect to receive, customary fees and expense reimbursement. In addition, certain of the Underwriters and their respective affiliates are lenders under the Partnership’s credit facility and will receive their respective shares of any repayment of amounts outstanding under the facility with the proceeds from the Common Units.

The Underwriting Agreement contains customary representations, warranties and agreements of the NTE Parties and the Selling Unitholder, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Furthermore, each of the Partnership, the General Partner, the executive officers and directors of the General Partner and the Selling Unitholder have agreed with the Underwriters not to dispose of or hedge any Common Units (or securities convertible into or exchangeable for Common Units), subject to customary exceptions, for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of certain of the Underwriters.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

On August 13, 2013, the Partnership announced that it had commenced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On August 14, 2013, the Partnership announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, such press releases shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated August 14, 2013, by and among Northern Tier Energy LP, Northern Tier Energy GP LLC, Northern Tier Energy LLC, Northern Tier Energy Holdings LLC, Northern Tier Holdings LLC, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

99.1	Press release dated August 13, 2013.

99.2	Press release dated August 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC, its general partner

Date: August 14, 2013	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated August 14, 2013, by and among Northern Tier Energy LP, Northern Tier Energy GP LLC, Northern Tier Energy LLC, Northern Tier Energy Holdings LLC, Northern Tier Holdings LLC, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

99.1	Press release dated August 13, 2013.

99.2	Press release dated August 14, 2013.